SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 17, 2008

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET
BALTIMORE, MARYLAND		21201
(Address of Principal Executive Offices)		(Zip Code)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 1.02        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On July 17, 2008, Vertis, Inc. (the “Company”) entered into a Senior Secured Priming and Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), among the Company, as borrower, certain of the Company’s direct and indirect subsidiaries as guarantors, General Electric Capital Corporation, as agent and lender, Bank of America, N.A., as documentation agent, and the lenders from time to time party thereto.  The DIP Credit Agreement provided for a $380 million commitment of debtor-in-possession financing to prepay certain pre-petition senior secured indebtedness of the Company, terminated the Company’s accounts receivable facility and funded the working capital requirements of the debtors during the pendency of the Chapter 11 Case (as defined below).

The DIP Credit Agreement provided for certain financial and other covenants including, but not limited to, affirmative and negative covenants with respect to additional indebtedness, new liens, declaration or payment of dividends, sales of assets, acquisitions, loans, investments and compliance with the Company’s operating budget.  Payment under the DIP Credit Agreement could have been accelerated following certain events of default including, but not limited to, dismissal of any of the Chapter 11 Cases or conversion to chapter 7 of title 11 of the United States Code (the “Bankruptcy Code”), appointment of a trustee or examiner with enlarged powers, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, failure to confirm a plan of reorganization within 90 days of the commencement of the Chapter 11 Case and entry of any order permitting holders of security interests to foreclose on any of the collateral securing the DIP Credit Agreement.  The DIP Credit Agreement was secured by liens on substantially all of the Debtors’ (as defined below) assets.

All outstanding obligations under the DIP Credit Agreement were repaid with proceeds from the Exit Banking Facilities (as defined below).

Pursuant to the Plan, the Canceled Second Lien Notes, the Canceled Senior Notes and the Canceled Senior Subordinated Notes (each as defined below) and the indentures pursuant to which such notes were issued were canceled.

The information provided in Item 1.03 of this Current Report on Form 8-K below is incorporated by reference into this Item 1.02.

ITEM 1.03        BANKRUPTCY OR RECEIVERSHIP

As previously disclosed, on July 15, 2008, Vertis Holdings, Inc. (“Holdings”), the Company, and certain of the Company’s direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of chapter 11 of the

Bankruptcy Code.  The Chapter 11 cases are being jointly administered under the caption In re Vertis Holdings, Inc., Chapter 11 Case No. 08-11460 (CSS) (jointly administered) (the “Chapter 11 Case”).  The Debtors continued to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On August 26, 2008, the Bankruptcy Court entered an order (the “Confirmation Order”) (i) approving the Disclosure Statement (the “Disclosure Statement”) relating to the Debtors’ pre-packaged chapter 11 plan of reorganization (the “Plan”) and the Debtors’ procedures for soliciting votes on the Plan and (ii) confirming the Plan.  The Disclosure Statement was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 11, 2008.  A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 27, 2008.  The consummation date of the Plan (the “Consummation Date”) was October 17, 2008.  A copy of the press release announcing the Consummation Date is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The following is a summary of the matters to occur pursuant to the Plan.  This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan.

The Plan provided for a financial restructuring of the Company’s senior and subordinated indebtedness.  Pursuant to the Plan, on the Consummation Date, (i) all of the Company’s $350 million 9.75% Senior Secured Second Lien Notes due 2009 (the “Canceled Second Lien Notes”) were canceled and the holders of the Canceled Second Lien Notes received new second lien notes of the Company in the same principal amount as their existing notes, approximately 3.8% of the new common stock of Holdings, and cash in an amount equal to accrued and unpaid interest as of the Consummation Date, (ii) all of the Company’s 10.875% Senior Notes due 2009 (the “Canceled Senior Notes”) were canceled and the holders of the Canceled Senior Notes received $107 million of new senior PIK notes of the Company and approximately 57% of the new common stock of Holdings and (iii) all of the Company’s 13.5% Senior Subordinated Notes due 2009 were canceled (the “Canceled Senior Subordinated Notes”) and the holders of those notes received $27 million of new senior PIK notes of the Company, 10% of the new common stock of Holdings and warrants to acquire 11.5% of the new common stock of Holdings with an exercise price of $0.01 per share (exercisable under certain specified circumstances), issued on the Consummation Date, on an as adjusted basis.  The holders of certain unsecured mezzanine notes of Holdings, as well as certain other creditors of Holdings, received a combination of cash and new common stock of Holdings.  The holders of the existing common stock of Holdings had their shares cancelled and received no distribution.  The Company also distributed to the holders of the $280 million of American Color Graphics, Inc. (“ACG”) 10% Senior Second Secured Notes due 2010 (the “Canceled ACG Notes”) $66 million of new senior PIK notes of the Company and approximately 29% of the new common stock of Holdings.  The notes, common stock, warrants and shares of common stock to be issued upon exercise of the warrants are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code.

Information regarding the assets and liabilities of the Debtors and the number of shares of the Company and Holdings issued and outstanding, the number reserved for future issuance in respect of claims and interests filed and allowed under the Plan and the aggregate total of such numbers is contained in the Disclosure Statement.

Following consummation of the Plan, the Company will be filing a Form 15 with the Securities and Exchange Commission to terminate its filing obligations under the Securities Exchange Act of 1934, as amended.

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 22, 2008, as previously disclosed, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Holdings, Victory Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Victory Merger Sub”), and ACG Holdings, Inc. (“ACG Holdings”).  In accordance with the terms of the Merger Agreement, on October 17, 2008, the merger was consummated and Victory Merger Sub merged with and into ACG Holdings, with ACG surviving the merger (the “Merger”) as a wholly-owned subsidiary of the Company.  Former stockholders of ACG Holdings are entitled to receive from the Company an aggregate amount in cash equal to $92,000.  Holders of the Canceled ACG Notes will receive $66 million of New Senior Notes (as defined below) and approximately 29% of the new common stock of Holdings.

ITEM 2.03        CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(a)       Senior Secured Revolving Credit Facility

On October 17, 2008, upon consummation of the Plan, the Company, Holdings and certain subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a $250 million Senior Secured Credit Agreement (the “Revolving Credit Facility”) with General Electric Capital Corporation as Agent, GE Capital Markets, Inc. as Lead Arranger and Book-Running Manager, Bank of America, N.A. as Syndication Agent and the other financial institutions party thereto as lenders.  The Revolving Credit Facility consists of a $225 million senior secured last-in first-out revolving credit tranche (the “LIFO Tranche”) and a $25 million senior secured first-in last-out fully funded tranche (the “FILO Tranche”) and provides for the issuance of up to $60 million in letters of credit and $35 million in swing line loans.  Borrowings under the Revolving Credit Facility may be made until July 17, 2012.

The maximum availability under the LIFO Tranche is $225 million, limited to a borrowing base calculated as follows:  up to 85% of the Company’s and the Subsidiary Guarantors’ eligible receivables plus up to the lesser of (i) 60% of their amount of eligible raw materials inventory or (ii) 85% of the net orderly liquidation value of eligible inventory, less any applicable reserves established by Agent.  The maximum availability under the FILO Tranche is $25 million, limited to a borrowing base calculated as follows: up to 10% of the net amount of the Company’s and the Subsidiary Guarantors’ eligible receivables reflected on the Company’s accounts receivable aging, plus up to 60% of the Company’s and the Subsidiary Guarantors’ eligible unbilled accounts receivable plus up to 60% of the Company’s eligible accounts receivable then reflected on the Company’s balance sheets but not reflected on the accounts receivable aging, plus 100% of the eligible inventory not otherwise included in the LIFO Tranche borrowing base.

The Revolving Credit Facility includes a minimum fixed charge coverage ratio covenant to be applicable to the Company and its subsidiaries on a consolidated basis immediately upon the LIFO Tranche availability being less than $22,500,000 at any time, however, the minimum fixed charge coverage ratio covenant shall cease to be applicable after it has been in effect for six months and if availability under the LIFO Tranche is equal to or greater than $30 million for a period of three consecutive months. However, if the minimum fixed charge coverage ratio covenant ceases to be applicable pursuant to the foregoing and immediately thereafter LIFO Tranche availability is less than $22,500,000 at any time, such covenant shall be reinstated. The minimum fixed charge coverage ratio shall be calculated for the periods and shall have the covenant levels set forth in the Revolving Credit Facility.

Additionally, the Revolving Credit Facility includes customary covenants including restrictions on indebtedness, liens, investments, asset sales, restricted payments and changes relating to certain indebtedness, mergers, consolidations and the like, changes in the nature of the Company’s and the Subsidiary Guarantors’ businesses and transactions with affiliates.  Failure to meet these covenants could lead to an acceleration of the obligations under the Revolving Credit Facility.

The interest rate on the Revolving Credit Facility is based on either (a) the floating rate of interest per annum equal to the higher of the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” or the federal funds plus a margin of 3.0% for the LIFO Tranche and 8.0% for the FILO Tranche, or (b) so long as no event of default under the Revolving Credit Facility exists, a per annum rate equal to the offered rate for deposits in U.S. dollars in the London interbank market plus a margin of 4.0% for the LIFO Tranche and 9.0% for the FILO Tranche.

The Revolving Credit Facility is secured by a lien on substantially all of the assets of the Company and the Subsidiary Guarantors with a first priority lien on current assets and a second priority lien on fixed assets.

(b)      Term Loan Facility

On October 17, 2008, upon consummation of the Plan, the Company, Holdings and the Subsidiary Guarantors entered into a term loan credit agreement (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Exit Banking Facilities”) with Ableco Finance LLC as Term Loan B Administrative Agent, Collateral Agent and  as Term Loan C Administrative Agent and the other financial institutions party thereto as lenders in an aggregate principal amount of approximately $400 million.  The Term Loan Facility consists of a $150 million first out Term Loan B tranche (the “Term Loan B”), a $122 million middle out Term Loan C-1 tranche (the “Term Loan C-1”) and an approximate $123 million last out Term Loan C-2 tranche and a delayed draw Term Loan C-2 tranche of $4.5 million (the “Term Loan C-2” and together with Term Loan C-1, the “Term Loan C”).  The Term Loan Facility matures on July 17, 2012 or earlier upon the occurrence of certain other events set forth in the Term Loan Facility.

The Term Loan Facility provides for a maximum capital expenditure covenant, a term B leverage ratio, a senior leverage ratio, a fixed charge coverage ratio, a minimum EBITDA requirement and a minimum excess availability covenant.  Additionally, the Term Loan Facility includes customary covenants including limitations on dividends on, and redemptions and repurchases of, equity interests and other restricted payments, prepayments, redemptions and repurchases of indebtedness, liens, indebtedness guarantees, mergers, acquisitions and asset sales.  Failure to meet these covenants could lead to an acceleration of the Company’s obligations under the Term Loan Facility.

The interest rate applicable to the Term Loan B shall be equal to either the London interbank offered rate plus a margin of 9.0% or an alternate base rate plus a margin of 8.0% (the alternate base rate is the higher of the prime rate and federal funds rate plus a margin).  The interest rate applicable to the Term C loans are set forth in the Term Loan Facility, including interest payable in combinations of cash and payment in kind after the first 2 years, depending on satisfaction of certain conditions, including a minimum fixed charge coverage ratio.

The Term Loan Facility is secured by a lien on substantially all of the assets of the Company and the Subsidiary Guarantors with a first priority lien on fixed assets and a second priority lien on current assets.

(c)       Second Lien Notes

On October 17, 2008, the Company entered into an Indenture dated as of October 17, 2008 (the “Senior Secured Second Lien Indenture”) by and among the Company, certain direct and indirect subsidiaries of the Company, as guarantors, and Wilmington Trust Company, as trustee.  In connection with the consummation of the Plan, the Company issued, pursuant to the Senior Secured Second Lien Indenture, $350 million in aggregate principal amount of its Senior Secured Second Lien Notes due October 1, 2012 (the “New Senior Secured Second Lien Notes”) to holders of the Canceled Second Lien Notes.  Holders of the Canceled Second Lien Notes received New Senior Secured Second Lien Notes in the same principal amount as their existing Canceled Second Lien Notes.  Approximately $294 million of the New Senior Secured Second Lien Notes were issued as Series A Notes and approximately $56 million were issued as Series B Notes.  The Senior Secured Second Lien Notes Indenture also provides for Series C Notes, representing payment-in-kind (“PIK”) interest paid on the Series B Notes.  A copy of the Senior Secured Second Lien Indenture (including the form of New Senior Secured Second Lien Note) is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s obligations under the Senior Secured Second Lien Indenture and the New Senior Secured Second Lien Notes are secured by a second-priority lien on substantially all of the assets of the Company and certain direct and indirect subsidiaries of the Company, which are guarantors of such notes, that secure the Revolving Credit Facility and the Term Loan Facility.  Interest on the New Senior Secured Second Lien Notes will accrue at the rate of 18.5% per annum, payable in arrears on April 1 and October 1 of each year.

Prior to the fifth interest payment date, interest shall be paid on the Series A Notes by payment of PIK interest, at the rate of 18.5% per annum.  Commencing on the fifth interest payment date and with respect to each subsequent interest payment date, the Company may elect in its sole and absolute discretion either (A) to pay the interest due on the Series A Notes on such interest payment date by payment of PIK interest at the rate of 18.5% per annum or (B) in lieu of the interest payable under clause (A) and in full satisfaction thereof, to pay the interest due on such interest payment date by payment of a combination of cash interest at the rate of 13.25% per annum and PIK interest at the rate of 4.25% per annum.  Interest on the Series A Notes paid in connection with a redemption of New Senior Secured Second Lien Notes pursuant to the Senior Secured Second Lien Indenture, or the consummation of a net proceeds offer or change of control offer thereunder, shall be paid in cash at the rate of 18.5% per annum, or, if on the most recent interest payment date the Company paid interest under clause (B) above, in cash at the rate of 17.5% per annum.

All interest payable pursuant to the Series B Notes will be payable (a) on and after the maturity date in cash and (b) prior to the maturity date by issuing Series C Notes in an aggregate principal amount equal to the amount of PIK interest for the applicable interest period (rounded up to the nearest whole dollar) except that interest on the Series B Notes paid in connection with a redemption of New Senior Secured Second Lien Notes pursuant to the Senior Secured Second Lien Indenture, or the consummation of a net proceeds offer or a change of control offer thereunder, shall be paid in cash.  Series C Notes issued pursuant to a payment of PIK interest on the Series B Notes will be dated as of the applicable interest payment date and will bear interest from and after such date.  All Series C Notes issued pursuant to a payment of PIK interest on the Series B Notes will mature on October 1, 2012 and will be governed by, and subject to the terms, provisions and conditions of, the Senior Secured Second Lien Indenture and shall have the same rights and benefits as the Series B Notes issued on the issue date, except that the Series C Notes shall be subordinated in right of payment to the Series A Notes and the Series B Notes pursuant to the Senior Secured Second Lien Indenture.

All interest payable pursuant to the Series C Notes will be payable (a) on and after the maturity date in cash and (b) prior to the maturity date by increasing the principal amount of the Series C Notes by an amount equal to the amount of PIK interest for the applicable interest period (rounded up to the nearest whole dollar) except that interest on the Series C Notes paid in connection with a redemption of New Senior Secured Second Lien Notes pursuant to the Senior Secured Second Lien Indenture, or the consummation of a net proceeds offer or a change of control offer thereunder, shall be paid in cash.  Following an increase in the principal amount of the Series C Notes as a result of a payment of PIK interest, the Series C Notes will bear interest on such increased principal amount from and after the date of such payment of PIK interest.  Any Series C Notes will be dated as of the applicable interest payment date and will bear interest from and after such date.  All Series C Notes will mature on October 1, 2012 and will be governed by, and subject to the terms, provisions and conditions of, the Senior Secured Second Lien Indenture and shall have the same rights and benefits as the Series A Notes and Series B Notes issued on the issue date, except that the Series C Notes shall be subordinated in right of payment to the Series A Notes and the Series B Notes pursuant to the Senior Secured Second Lien Indenture.

The Senior Secured Second Lien Indenture provides that the holders of a majority in aggregate principal amount of the outstanding New Senior Secured Second Lien Notes have the right to designate a non-voting observer to the board of directors of Holdings.  In addition, the Senior Secured Second Lien Indenture provides that if, on the fifth interest payment date of the New Senior Secured Second Lien Notes or on any subsequent interest payment date, the Company does not pay an installment of cash interest at a rate of 13.25% per annum on the Series A Notes pursuant to the provisions of the Senior Secured Second Lien Indenture, then, pursuant to the Stockholders’ Agreement (as defined below), the board of directors of Holdings shall be increased from five members to seven members and two of the members of the board shall resign or be removed in accordance therewith, and the holders of a majority in an aggregate principal amount of the Series A Notes shall have the right to designate a number of members of the board by directing the trustee to notify Holdings in writing specifying such designees.  If a Series A Majority Holders Nomination Election (as defined in the Senior Secured Second Lien Indenture) is not received within 30 calendar days of the Series A Majority Holder Nomination Notice (as defined in the Senior Secured Second Lien Indenture), the holders of all New Senior Secured Second Lien Notes shall have the right to designate a number of members of the board of directors of Holdings pursuant to the procedures and terms described in the Senior Secured Second Lien Indenture.

On or after October 17, 2008, the Company may redeem the New Senior Secured Notes, in whole or part, at redemption prices of 103%, 101.5%, 100.75% and 100% of the principal amount during the 12-month period beginning each October 17 of the years 2008, 2009, 2010 and 2011 and thereafter, respectively.

Upon a change of control, as defined in the Senior Secured Second Lien Indenture, the holders of the New Senior Secured Second Lien Notes have the right to require the Company to repurchase the New Senior Secured Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest thereon to the repurchase date.  Furthermore, if the Company sells certain assets and does not elect to apply or reinvest the net proceeds to repay specified types of secured debt or reinvest in Productive Assets (as defined in the Senior Secured Second Lien Indenture) as permitted by the Senior Secured Second Lien Indenture, then the Company must offer to repurchase, on a pro rata basis, the New Senior Secured Second Lien Notes and Equal Lien Indebtedness (as defined in the Senior Secured Second Lien Indenture) at a price in cash equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Senior Secured Second Lien Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness, pay dividends on or redeem or repurchase stock, engage in certain asset sales, make certain types of investments and other restricted payments, engage in transactions with affiliates, sell stock in restricted subsidiaries, restrict dividends or payments from restricted subsidiaries and create liens on assets of the Company and its restricted subsidiaries.  The Senior Secured Second Lien Indenture contains customary events of default.

The foregoing description of the Senior Secured Second Lien Indenture is qualified in its entirety by reference to the Senior Secured Second Lien Indenture that is filed as an exhibit to this Current Report on Form 8-K.

(d)      Senior Notes

On October 17, 2008, the Company entered into an Indenture, dated as of October 17, 2008 (the “Senior Indenture”), by and among the Company, certain direct and indirect subsidiaries of the Company, as guarantors, and HSBC Bank USA, National Association, as trustee.  In connection with the consummation of the Plan, the Company issued, pursuant to the Senior Indenture, $200 million in aggregate principal amount of its 13.5% Senior PIK Notes due April 1, 2014 (the “New Senior Notes”).  Holders of the Canceled Senior Notes received an aggregate of $107 million of the New Senior Notes, holders of the Canceled Senior Subordinated Notes received an aggregate of $27 million of the New Senior Notes and holders of the Canceled ACG Notes received an aggregate of $66 million of the New Senior Notes.  The New Senior Notes are unsecured obligations of the Company.  A copy of the Senior Indenture (including the form of New Senior Note) is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Interest on the New Senior Notes will accrue at the rate of 13.5% per annum, payable in arrears on April 1 and October 1 of each year.  Prior to the maturity date, interest shall be paid-in-kind through the issuance of additional notes.  On and after the maturity date, the Company shall pay all accrued and unpaid interest on the New Senior Notes in cash.

On or after October 17, 2008, the Company may redeem the New Senior Notes, in whole or part, at redemption prices of 105%, 102%, 101% and 100% of the principal amount during the 12-month period beginning each October 17 of the years 2008, 2009, 2010 and 2011 and thereafter, respectively.

Upon a change of control, as defined in the Senior Indenture, the holders of the New Senior Notes have the right to require the Company to repurchase the New Senior Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest thereon to the repurchase date.  Furthermore, if the Company sells certain assets and does not elect to apply or reinvest the net proceeds to repay specified types of secured debt or reinvest in Productive Assets (as defined in the Senior Indenture) as permitted by the Senior Indenture, then the Company must offer to repurchase, on a pro rata basis, the New Senior Notes at a price in cash equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Senior Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness, pay dividends on or redeem or repurchase stock, engage in certain asset sales, make certain types of investments and other restricted payments, engage in transactions with affiliates, sell stock in restricted subsidiaries, restrict dividends or payments from restricted subsidiaries and create liens on assets of the Company and its restricted subsidiaries.  The Senior Indenture contains customary events of default.

The foregoing description of the Senior Indenture is qualified in its entirety by reference to the Senior Indenture that is filed as an exhibit to this Current Report on Form 8-K.

ITEM 3.02.       UNREGISTERED SALES OF EQUITY SECURITIES

Immediately prior to the effectiveness of the Plan, Holdings contributed 10 million shares of Holdings common stock to Vertis as a contribution of capital.  Under the Plan, the Company issued approximately 3.8% of the shares of new common stock of Holdings to the holders of the Cancelled Second Lien Notes, 57% of the shares of new common stock of Holdings to the holders of the Canceled Senior Notes, 10% of the shares of new common stock of Holdings to the holders of the Canceled Senior Subordinated Notes and 29% of the shares of new common stock of holders of the holders of the Canceled ACG Notes.  The holders of certain unsecured mezzanine notes of Holdings, as well as certain other creditors of Holdings, received a combination of cash and new common stock of Holdings.

Under the Plan, Holdings issued warrants (the “Warrants”) pursuant to the terms of a warrant agreement for the purchase of up to 1,299,435 shares of Holdings common stock, which Holdings contributed to Vertis as a contribution to capital immediately prior to the effectiveness of the Plan.  The Company distributed the Warrants to the holders of the Canceled Senior Subordinated Notes pursuant to the Plan.  The Warrants have an exercise price of $0.01 per share and are exercisable under certain specified circumstances.

The shares of Holdings common stock, the Warrants and the shares of Holdings common stock to be issued upon exercise of the Warrants are exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code.

The information provided in Item 1.03 of this Current Report on Form 8-K above is incorporated by reference into this Item 3.02.

ITEM 3.03.       MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

ITEM 5.01.       CHANGES IN CONTROL OF REGISTRANT

Upon the effectiveness of the Plan, Avenue Investments, L.P. Avenue Investments, L.P., Avenue International Master, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P. and Avenue-CDP Global Opportunities Fund, L.P. (collectively “Avenue”) will own approximately 40% of the new common stock of Holdings.  In addition, in accordance with the terms of a stockholders’ agreement between Holdings and the stockholders of Holdings party to the stockholders’ agreement (the “Stockholders’ Agreement”), Avenue appointed three of five members of Holdings’ board of directors.

The information provided in Items 1.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(a)       Resignation of Officers and Directors

In connection with the consummation of the Plan, effective as of October 17, 2008, Anthony J. DiNovi, Soren L. Oberg, the sole member of the audit committee of the Company’s board of directors (the only committee of the Company’s board of directors), Scott M. Sperling, Donald E. Roland and John T. Dillon, resigned from their positions as directors the Company.

(b)      Appointment of Directors

Pursuant to the Plan and in accordance with the terms of the Stockholders’ Agreement, a new board of directors of the Company was appointed effective as of October 17, 2008, consisting of the following directors:  Michael T. DuBose, Michael Elkins, Mark Dalton, Brain Mulhern and Marjorie L. Bowen.  Except as set forth below, there are no arrangements or understanding pursuant to which these individuals were elected as directors.  Set forth below is information concerning the directors.

Michael T. DuBose, Chairman and Chief Executive Officer, was named Chairman and Chief Executive Officer of the Company in November 2006.  Prior to that Mr. Dubose had served as senior advisor to Aurora Capital and chairman of Anthony International.  Mr. DuBose served as Chairman, President and Chief Executive Officer of Aftermarket Technology Company (“Aftermarket”) from 1998 to 2005.  Prior to Mr. DuBose’s role at Aftermarket, Mr. DuBose was Chairman and Chief Executive Officer of Grimes Aerospace Company.  Mr. DuBose has also held executive positions at SAIC, General Instrument and General Electric Company.

Michael Elkins joined Avenue Capital Group in 2004 and is currently a Portfolio Manager.  In such capacity, Mr. Elkins is responsible for assisting with the direction of the investment activities of the Avenue U.S. strategy.  Prior to joining Avenue in 2004, Mr. Elkins was a Portfolio Manager and Trader with ABP Investments US, Inc. While at ABP, he was responsible for actively managing high yield investments using a total return-special situations overlay strategy.  Prior to ABP, Mr. Elkins served as a Portfolio Manager and Trader for UBK Asset Management, after joining the company as a High Yield Credit Analyst.  Previously, Mr. Elkins was a Credit Analyst for both Oppenheimer & Co., Inc. and Smith Barney, Inc.  Mr. Elkins received a B.A. in Marketing from George Washington University (1990) and an M.B.A. in Finance from the Goizueta Business School at Emory University (1994).

Mark Dalton joined Avenue Capital Group in 2007 and is currently a Senior Vice President of the Avenue U.S. Funds. In such capacity, Mr. Dalton is responsible for identifying, analyzing and modeling investment opportunities for the Avenue U.S. strategy. Prior to joining Avenue, Mr. Dalton was a Managing Director of Trimaran Capital Partners, L.L.C. and its predecessors, the Leveraged Finance Group of CIBC World Markets Corporation and The Argosy Group L.P. Prior to joining The Argosy Group in 1994, Mr. Dalton served as an Associate at Merrill Lynch & Co., Inc. and an Analyst at Kidder, Peabody & Co. Mr. Dalton received his B.S. in Economics, magna cum laude, from the Wharton School of the University of Pennsylvania (1983) and an M.B.A. in Finance from the J.L. Kellogg Graduate School of Management of Northwestern University, where he was an Austin Scholar (1988).

Brian Mulhern joined Avenue Capital Group in 2004 and is currently a Vice President of the Avenue U.S. Funds.  In such capacity, Mr. Mulhern is responsible for identifying, analyzing and modeling investment opportunities for the Avenue U.S. strategy. Prior to joining Avenue, Mr. Mulhern was a Senior Vice President at Citadel Investment Group where he worked in both Chicago and London.  Previously, he was an analyst in Merrill Lynch’s mergers & acquisition group and a consultant at Booz, Allen & Hamilton. Mr. Mulhern received a B.A. in Economics from the University of Notre Dame (1995).

Marjorie Bowen currently sits on the board of directors of Global Aero Logistics, Inc., and serves as an independent director and Chair of the Audit Committee.  Prior to this position, Ms. Bowen was a Managing Director of Houlihan Lokey Howard & Zukin.  Ms. Bowen worked at Houlihan Lokey for nearly 20 years and acquired extensive experience in advising boards of public companies on transactional, strategic and other shareholder matters across numerous industries.  In July of 2008, Ms. Bowen was nominated by InBev NV/SA to be an independent director of Anheuser Busch Companies, Inc.  Ms. Bowen received a B.A., and graduated cum laude, from Colgate University (1987), and an M.B.A., with a concentration in finance, from the University of Chicago (1989).

On October 17, 2008 and in connection with the consummation of the Plan, Holdings, the Company and certain subsidiaries of the Company (collectively, the “Vertis Parties”) entered into advisory service agreements (collectively, the “Advisory Service Agreements”) with each of Avenue, Goldman, Sachs & Co (“Goldman”) and TCW Shared Opportunity Fund IVB, L.P. (“TCW”).  Avenue, Goldman and TCW have each agreed to provide consulting and investment advisory services to Vertis Parties in exchange for an advisory fee (the “Consulting Fee”) of $750,000, $166,675 and $83,325 per calendar year, respectively, together with the reimbursement of all reasonable out-of-pocket expenses.  Payment of the Consulting Fees is deferred and accrues during the period in which the New Senior Secured Notes are outstanding.  The Consulting Fees are payable in full when all obligations under the New Senior Secured Notes are refinanced or no longer outstanding.  Each Advisory Service Agreement is in effect until the earlier of the ten year anniversary of the date of the Advisory Service Agreement, such time as Avenue, Goldman or TCW, as the case may be, owns less than 5% of Holdings common stock or a qualified initial public offering, merger or sale of all or substantially all of the assets of Holdings.

(c)       Appointment of Officers

On October 17, 2008, the Company appointed Kathleen A. DeKam, age 48, as Senior Vice President.  Previously, Ms. DeKam was President of ACG since 2007. Prior to 2007, Ms. DeKam was the President of ACG’s Print and Premedia Services from 2004 to 2007, President of ACG’s Premedia Services from 1998 to 2004, the Vice President, Human Resources of ACG’s Premedia Services from 1996 to 1998, Director, Human Resources of ACG’s Premedia Services from 1995 to 1996 and Manager, Human Resources for various print plants of ACG from 1986 to 1995.   Upon the consummation of the previously announced merger between Victory Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Victory Merger Sub”), and ACG Holdings, pursuant to which Victory Merger Sub will be merged with and into ACG, with ACG surviving the merger, the Company has agreed to assume and perform ACG’s obligations under Ms. DeKam’s existing employment agreement with ACG, as amended.

On October 17, 2008, the Company appointed Patrick W. Kellick, age 51, as Senior Vice President.  Previously, Mr. Kellick was President of ACG Finance, since 2006, Secretary of ACG and ACG Holdings since 2005 and the Senior Vice President and Chief Financial Officer of ACG Holdings and ACG since 2002.  Mr. Kellick was Assistant Secretary of ACG Holdings and ACG from 1995 to 2005.  Prior to 2002, Mr. Kellick was the Senior Vice

President/Corporate Controller of ACG Holdings and ACG from 1997 to 2002, Vice President/Corporate Controller of ACG Holdings and ACG from 1989 to 1997 and Corporate Controller of ACG from 1987 to 1989.  Prior to joining ACG Holdings and ACG, Mr. Kellick served in various financial positions with Williams Precious Metals (a division of Brush Wellman, Inc.) from 1984 to 1987, including Chief Financial Officer from 1986 to 1987 and was an auditor with KPMG from 1979 to 1984.  Upon the consummation of the previously announced merger between Victory Merger Sub, and ACG Holdings, pursuant to which Victory Merger Sub will be merged with and into ACG, with ACG surviving the merger, the Company has agreed to assume and perform ACG’s obligations under Mr. Kellick’s existing employment agreement with ACG, as amended.

Following the appointment of Ms. DeKam and Mr. Kellick, the current officers of the Company are as follows:  Michael T. DuBose, Chairman and CEO, Barry C. Kohn, Chief Financial Officer and Treasurer, Jim Buike, Vice President, Lean and Continuous Improvement, John Chavoustie, Senior Vice President, National Operations, Gerald J. Cacciatore, Senior Vice President, Premedia Operations, John Colarossi, Senior Vice President & General Manager, Media, Kathleen A. DeKam, Senior Vice President, Jim Foley, Senior Vice President, Human Resources, Richard Guetzloff, Senior Vice President and Chief Information Officer, John V. Howard, Jr., Chief Legal Officer and Secretary, Patrick W. Kellick, Senior Vice President, Douglas L. Mann, Senior Vice President & General Manager, Advertising Inserts, Charles Miotke, President, Direct Marketing and Michael Tobin, Vice President of Tax.

ITEM 5.03        AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the Plan, on the Effective Date, the Company amended its certificate of incorporation to provide that the Company will not issue any non voting securities in violation of Section 1123(a)(6) of the Bankruptcy Code.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1           Certificate of Amendment of Restated Certificate of Incorporation of Vertis, Inc.

4.1           Indenture dated October 17, 2008 among Vertis, Inc., as issuer, the subsidiary guarantors listed on the signature pages thereof and Wilmington Trust Company, as Trustee (including form of note) (incorporated by reference to Exhibit 99.T3C.1 to Amendment No. 1 to the Company’s Form T-3 filed with the Securities and Exchange Commission on October 14, 2008)

4.2           Indenture dated October 17, 2008 among Vertis, Inc., as issuer, the subsidiary guarantors listed on the signature pages thereof and HSBC Bank USA, National Association, as Trustee (including form of note) (incorporated by reference to Exhibit 99.T3C.1 to Amendment No. 1 to the Company’s Form T-3 filed with the Securities and Exchange Commission on October 14, 2008)

99.1         Press Release, dated October 20, 2008, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

	By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Chief Legal Officer and Secretary

Date: October 21, 2008

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Vertis, Inc.

4.1

Indenture dated October 17, 2008 among Vertis, Inc., as issuer, the subsidiary guarantors listed on the signature pages thereof and Wilmington Trust Company, as Trustee (including form of note) (incorporated by reference to Exhibit 99.T3C.1 to Amendment No. 1 to the Company’s Form T-3 filed with the Securities and Exchange Commission on October 14, 2008)

4.2

Indenture dated October 17, 2008 among Vertis, Inc., as issuer, the subsidiary guarantors listed on the signature pages thereof and HSBC Bank USA, National Association, as Trustee (including form of note) (incorporated by reference to Exhibit 99.T3C.1 to Amendment No. 1 to the Company’s Form T-3 filed with the Securities and Exchange Commission on October 14, 2008)

99.1	Press Release, dated October 20, 2008, issued by Vertis, Inc.